UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016
______________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification Number)

2103 City West Blvd.,		77042
4th Floor		(Zip Code)
Houston, Texas
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: N/A
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2016, Ms. Hilary Ware departed the Company as Senior Vice President and Chief Administration Officer (the “Effective Departure Date”). Ms. Ware and the Company have entered into a Separation Agreement and Release in Full, dated July 14, 2016 (the “Separation Agreement”) to specify the terms of her departure from the Company, pursuant to which she will receive benefits generally consistent with the termination without cause terms set forth in the Bristow Group Inc. Management Severance Benefits Plan for U.S. Employees effective June 4, 2014 (the “Severance Plan”) and the Amended and Restated Severance Benefits Agreement between Ms. Ware and the Company dated November 4, 2010 (the “Employment Agreement”).

Pursuant to the Separation Agreement, Employment Agreement and Severance Plan, Ms. Ware will be entitled to each of the following items:

•	Cash Payments

◦
A lump sum cash payment of $747,107 will be paid to Ms. Ware on or prior to August 1, 2016 (the “Payment Date”) as severance pay equal to twelve months salary, her target bonus for fiscal year 2017 and a pro rated portion of her target bonus covering the period from April 1, 2016 to her Effective Departure Date; and

◦	A separate payment of $11,901 will be paid to Ms. Ware on or prior to the Payment Date as payment for unused vacation days.

•	Equity Treatment and Performance Awards

◦	Ms. Ware’s unvested stock options and unvested restricted stock unit grants awarded in June 2014 and June 2015 shall fully vest on the Payment Date;

◦
Ms. Ware’s unvested restricted stock units that were granted to her in February 2014 as a management retention award with a scheduled cliff vesting date in February 2017 will be forfeited in full per the terms of the award as a result of her departure;

◦
Ms. Ware’s “phantom” restricted stock units that were granted to her in June 2016 with a scheduled cliff vesting date in June 2019 and the “phantom” stock options that were granted to her in June 2016 with scheduled pro rata vesting dates in June 2017, June 2018 and June 2019 will be forfeited in full per the terms of those awards as a result of her departure;

◦	Ms. Ware’s vested stock options shall remain exercisable for twelve months following the Payment Date; and

◦
Ms. Ware’s performance cash awards that were awarded in June 2014, June 2015 and June 2016 shall become fully vested and earned at the target performance level, and shall be paid to Ms. Ware on the Payment Date.

•	Miscellaneous Benefits

◦	Ms. Ware will also receive outplacement services for up to twelve months following the Effective Departure Date;

◦	The Company will make a pro rata 401K plan contribution for the time Ms. Ware was employed by the Company during the current plan year through the Effective Departure Date; and

◦	The Company will reimburse Ms. Ware and her beneficiaries for COBRA insurance coverage for up to 18 months starting on the first day of the month following the Effective Departure Date.

The Separation Agreement contains certain restrictive covenants and confidentiality provisions, including non-compete, non‑solicitation and non-disparagement obligations continuing for twelve months after the Effective Departure Date.

The description of the Separation Agreement set forth above is qualified in its entirety by the Separation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the payments, awards and benefits above is qualified in its entirety by (i) the Severance Plan, which is filed as Exhibit 10.70 to the Form 10-K filed by the Company on May 20, 2015 and is incorporated herein by reference, (ii) the Form of Restricted Stock Unit Retention Award Letter, which is filed as Exhibit 10.2 to the Form 8-K filed by the Company on February 4, 2014 and is incorporated herein by reference and (iii) the Form of Stock Option Award Letter and the Form of Restricted Stock Unit Award Letter, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Form 8-K filed by the Company on June 9, 2016 and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number         Description of Exhibit

10.1	Separation Agreement and Release in Full dated July 14, 2016 between the Company and Hilary S. Ware

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2016

BRISTOW GROUP INC.
(Registrant)

By: /s/ E. Chipman Earle
E. Chipman Earle
Senior Vice President, Chief Legal Officer
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number         Description of Exhibit
10.1            Separation Agreement and Release in Full dated July 14, 2016 between the Company and Hilary S. Ware